UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2025, American Axle & Manufacturing, Inc. (the “Issuer”), a Delaware corporation and wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc. (NYSE: AXL) (the “Company”) issued $850 million in aggregate principal amount of 6.375% senior secured notes due 2032 (the “Secured Notes”) and $1.25 billion in aggregate principal amount of 7.750% senior unsecured notes due 2033 (the “Unsecured Notes,” and together with the Secured Notes, the “Notes”). The Secured Notes are secured by a first priority security interest in substantially all of the assets of the Issuer, the Company and the Company’s subsidiaries (other than the Issuer) that guarantee its existing credit agreement, subject to certain thresholds, exceptions and permitted liens. Such assets will also continue to secure borrowings under the Issuer’s existing credit agreement on a pari passu basis. The Secured Notes will be unconditionally guaranteed on a senior secured basis and the Unsecured Notes will be unconditionally guaranteed on a senior unsecured basis by the Company and its subsidiaries (other than the Issuer) that guarantee its existing credit agreement.

The Secured Notes are governed by an indenture, dated as of October 3, 2025 (the “Secured Notes Indenture”) among the Company, the Issuer, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent. The Unsecured Notes are governed by an indenture, dated as of October 3, 2025 (the “Unsecured Notes Indenture,” and together with the Secured Indenture, the “Indentures”) among the Company, the Issuer, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee.

The Secured Notes Indenture contains covenants that, among other things, restrict, with certain exceptions, the Issuer’s ability to: incur additional debt, make restricted payment, incur debt secured by liens, dispose of assets and engage in consolidations and mergers or sell or transfer all or substantially all of its assets. The Unsecured Notes Indenture contains covenants that, among other things, restrict, with certain exceptions, the Issuer’s ability to: engage in consolidations and mergers or sell or transfer all or substantially all of their assets; incur debt secured by liens; and engage in certain sale and leaseback transactions.

Interest on the Notes is payable semi-annually in arrears on April 15 and October 15, commencing April 15, 2026. The Secured Notes mature on October 15, 2032 and the Unsecured Notes mature on October 15, 2033. At any time on or after October 15, 2028, the Company may redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Notes, plus accrued interest. Before October 15, 2028, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued interest and the “Applicable Premium”. In addition, before October 15, 2028, the Company may redeem up to 40% of the Notes (in the case of the Unsecured Notes, assuming any Unsecured Notes that are redeemed pursuant to a Special Mandatory Redemption were never issued) at a redemption price equal to 106.375% of their principal amount in the case of the Secured Notes, or 107.750% of their principal amount in the case of the Unsecured Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

The Issuer intends to use the net proceeds from the issuance of the Notes, together with borrowings under its existing credit agreement and cash on hand, (i) to pay the cash consideration payable in connection with the pending business combination (the “Combination”) with Dowlais Group plc (“Dowlais”) and related fees and expenses, (ii) to repay in full all outstanding borrowings under the existing credit facilities of Dowlais and to pay related fees, expenses and premiums, after which the existing credit facilities of Dowlais will be terminated, (iii) to fund a change of control offer for certain outstanding notes of Dowlais, (iv) to fund the redemption of all of the Issuer’s 6.50% Notes due 2027, of which $500 million aggregate principal amount was outstanding as of the date hereof, and the partial redemption of $150 million principal amount of the Issuer 6.875% Senior Notes due 2028, of which $400 million aggregate principal amount was outstanding as of the date hereof and, in each case, to pay accrued and unpaid interest with respect to such notes and (v) the remainder, if any, for general corporate purposes. The consummation of the Combination is subject to the satisfaction of customary closing conditions.

The Issuer will deposit into segregated escrow accounts for each of the Secured Notes and the Unsecured Notes an amount of cash equal to (i) in the case of the escrow account for the Secured Notes, the gross proceeds from the sale of such series of Secured Notes, together with additional amounts on the issue date and from time to time to prefund interest on the Secured Notes and (ii) in the case of the escrow account for the Unsecured Notes, the gross proceeds from $600 million aggregate principal amount of Unsecured Notes, together with additional amounts on the issue date and from time to time to prefund interest on $600 million aggregate principal amount of Unsecured Notes, in each case, until the date that certain escrow release conditions have been satisfied or a special mandatory redemption has occurred. The Notes of each series will be secured by a first priority security interest in its respective escrow account and all funds deposited therein.

In the event that certain escrow release conditions are not satisfied on or prior to the later of (i) June 29, 2026 and (ii) such later date (if any) as the Issuer and Dowlais may agree to extend in accordance with the Co-operation Agreement, dated January 29, 2025, between the Company and Dowlais, or such earlier date as determined by the Company, the Issuer will be required to redeem all of the Secured Notes and $600 million aggregate principal amount of the Unsecured Notes at a price equal to 100% of the initial price of such notes, together with accrued and unpaid interest of such notes, if any, to, but excluding, the date of such special mandatory redemption to, but not including, the redemption date.

The escrow and special mandatory redemption provisions described above only apply to $600 million aggregate principal amount of Unsecured Notes.

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Issuer’s outstanding unsecured 6.50% Senior Notes due 2027 or its outstanding unsecured 6.875% Senior Notes due 2028.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of or in a transaction not subject to the Securities Act and any state or other applicable securities laws. Accordingly, the offering is available only to persons who are either (1) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (2) non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The foregoing description of the Notes (forms of which are filed as Exhibit 4.3 and 4.4 to this Current Report on Form 8-K and incorporated herein by reference) and the Indentures (which are filed as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference) are not complete and are qualified in their entirety by reference to the Notes and the Indentures.

Item 1.02.	Termination of a Material Definitive Agreement

As previously disclosed, in connection with the Combination, on February 24, 2025, the Company and the Issuer entered into (i) an Amended and Restated First Lien Bridge Credit Agreement with the lenders party thereto (collectively, the “First Lien Bridge Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the First Lien Bridge Lenders agreed to provide the Issuer with a $843 million interim loan facility (the “Amended & Restated First Lien Bridge Credit Agreement”); and (ii) an Amended & Restated Second Lien Bridge Credit Agreement with the lenders party thereto (collectively, the “Second Lien Bridge Lenders” and together with the First Lien Bridge Lenders, the “Bridge Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Second Lien Bridge Lenders agreed to provide the Issuer with a $500 million interim loan facility (the “Amened & Restated Second Lien Bridge Credit Agreement” and together with the Amended & Restated First Lien Bridge Credit Agreement, the “Amended & Restated Bridge Credit Agreements”), the Bridge Lenders agreed to provide certain borrowings to finance the Combination and expenses payable in connection therewith.

Following the Company and the Issuer’s entry into the Indentures, on October 3, 2025, the Company and the Issuer delivered bridge termination letters effective as of such date (the “Bridge Termination Letter Agreements”), pursuant to which the Amended and Restated Bridge Credit Agreements were terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated October 3, 2025, among the Company, the Issuer, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.
4.2	Indenture, dated October 3, 2025, among the Company, the Issuer, certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of Secured Notes.
4.4	Form of Unsecured Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date:	October 3, 2025	By:	/s/ Matthew K. Paroly
Matthew K. Paroly
Vice President, General Counsel & Secretary